UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Johan (Thijs) M. Spoor as President and Chief Executive Officer

On October 8, 2019, Johan M. (Thijs) Spoor resigned from his position as Chief Executive Officer and President of AzurRx BioPharma, Inc. (the “Company”), effective immediately. Mr. Spoor, however, will continue to serve as a director on the Company’s Board of Directors. Mr. Spoor’s resignation from his executive roles with the Company was not due to any disagreements with respect to the Company’s operations, policies or practices.

Appointment of James Sapirstein as President and Chief Executive Officer

On October 8, 2019, James Sapirstein was appointed as the President and Chief Executive Officer of the Company and to serve as a member of the Company’s Board of Directors.

Mr. Sapirstein, age 58, has close to 36 years of pharmaceutical industry experience which spans areas such as drug development and commercialization, including participation in 23 product launches, six of which were global launches that he led. Prior to joining the Company, Mr. Sapirstein served as chief executive officer and board member for ContraVir Pharmaceuticals, Inc. (now known as Hepion Pharmaceuticals, Inc.) from March 2014 to October 2018. Prior to ContraVir, Mr. Sapirstein was chief executive officer of Alliqua Therapeutics from October 2012 to February 2014, founding chief executive officer of Tobira Therapeutics from October 2006 to April 2011, and executive vice president, metabolic and endocrinology for Serono Laboratories from June 2002 until May 2005. Mr. Sapirstein’s earlier career included a number of senior level positions in the area of marketing and commercialization, including global marketing team lead for Viread (tenofovir) while at Gilead Sciences and director of international marketing of the infectious disease division at Bristol Myers Squibb. Mr. Sapirstein is currently the Chairman Emeritus of BioNJ, the New Jersey affiliate of the Biotechnology Innovation Organization, and also serves on the emerging companies and health section boards of Biotechnology Innovation Organization. Mr. Sapirstein earned a bachelor’s degree in pharmacy from Rutgers University and holds an MBA degree in management from Fairleigh Dickinson University.

In connection with Mr. Sapirstein's appointment, the Company and Mr. Sapirstein entered into an employment agreement (the “Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Pursuant to the Agreement, Mr. Sapirstein shall (i) serve as the Company’s Chief Executive Officer and Principal Executive Officer for a term of three years commencing on October 8, 2019 (the “Effective Date”), subject to further renewal upon agreement of the parties; (ii) be subject to a non-competition requirement for twelve months after his termination; (iii) be subject to a non-solicitation requirement for twelve months after his termination; and (iv) be entitled to receive the following compensation for his services: (a) a base salary of $450,000 per year (“Base Salary”), (b) an annual bonus of up to 40% of Mr. Sapirstein’s Base Salary, based on certain milestones that are yet to be determined, (c) 1% of net license fees received by the Company upon entering into license agreements with any third party with respect to any product currently in development or upon the sale of all or substantially all of the assets of the Company, (d) a grant of 200,000 restricted shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which shall vest (z) 100,000 upon the first commercial sale in the United States of MS1819 and (y) 100,000 shares upon the total market capitalization of the Company exceeding $1.0 billion for 20 consecutive trading days, (e) a grant of 300,000 10-year stock options to purchase shares of the Company’s Common Stock, which shall vest (zz) 50,000 upon the Company initiating its next Phase II clinical trial in the United States for MS1819, (yy) 50,000 upon the Company completing its next Phase II clinical trial in the United States for MS1819, (xx) 100,000 upon the Company initiating a Phase III clinical trial in the United States for MS1819 and (ww) 100,000 upon the Company initiating a Phase I clinical trial in the United States for any product other than MS1819, (f) 20 days of paid vacation, (g) participate in full employee health benefits, and (h) reimbursement for all reasonable expenses incurred in connection with his services to the Company.

In the event Mr. Sapirstein’s employment is terminated by the Company for Cause, as defined in the Agreement, or by Mr. Sapirstein voluntarily, then Mr. Sapirstein shall not be entitled to receive any payments beyond amounts already earned, and any un-vested equity awards will terminate. In the event Mr. Sapirstein’s employment is terminated as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, Mr. Sapirstein shall be entitled to receive the following compensation: (i) severance in the form of continuation of his salary (at the Base Salary rate in effect at the time of termination, but prior to any reduction triggering Good Reason) for a period of twelve (12) months following the termination date; (ii) payment of Executive’s premiums to cover COBRA for a period of twelve (12) months following the termination date; and (iii) a prorated annual bonus.

Mr. Sapirstein and the Company have not engaged in any related party transaction.  Mr. Sapirstein has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There are no other arrangements or understandings with Mr. Sapirstein with respect to his appointment as Chief Executive Officer.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the same, attached to this Current Report on Form 8-K as Exhibits 10.1, and incorporated by reference herein.

Resignation of Maged Shenouda from the Board of Directors

On October 8, 2019, Maged Shenouda resigned from the Company’s Board of Directors. Mr. Shenouda will continue to serve as the Company’s Chief Financial Officer.

Item 8.01 Other Events.

On October 10, 2019, the Company issued a press release announcing Mr. Sapirstein’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement by and between AzurRx BioPharma, Inc. and James Sapirstein, dated October 8, 2019.
99.1	Press Release issued by AzurRx BioPharma, Inc., dated October 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: October 11, 2019	By:	/s/ Maged Shenouda
Name: Maged Shenouda
Title: Chief Financial Officer